Exhibit 10.12

Shareholder Rights Entrustment Agreement

Zhuhai Meizhilian Technology Co., Ltd.

amongst

the Trustors as shown in Annex II

and

the Target Companies as shown in Annex II of this Agreement

November 23, 2018

Table of Contents

1. Definition and Interpretation	3
2. Authorization and Entrustment	4
3. Entrustment Transfer and Rights Succession	6
4. Continued Effectiveness of Authorization and Entrustment	6
5. Representations and Warranties of the Parties	7
6. Amendment	8
7. Term	9
8. Liability for Breach of Contract	9
9. Confidentiality	9
10. Force Majeure	10
11. Changed Circumstances	10
12. Miscellaneous	11
Annex I: Shareholder Rights Authorization Form	14
Annex 2: Trustor and Target Company information	17

This Shareholder Rights Entrustment Agreement (hereinafter referred to as this “Agreement”) was entered into by the following Parties on November 23, 2018:

A.                The relevant shareholders of the target company (as defined below), including individual shareholders and corporate shareholders, as set out in Annex II of this Agreement (each of them are hereinafter referred to as the “Trustor”);

B.                Shenzhen Meten International Education Co., Ltd., a limited liability company legally established and existing under the laws of China, with the unified social credit code of 914403007874523171. Its registered address is Floor 1-4 of Tianjian Natural Residence Commercial Center, Xiangmei Road, Lianhua Street, Futian District, Shenzhen (hereinafter referred to as the “Target Company”);

C.                Zhuhai Meizhilian Education Technology Co., Ltd., a wholly foreign-owned enterprise legally established and existing under the laws of China, with the unified social credit code of 91440400MA52A269XU. Its registered address is at Room 105 (59220 (concentrated office area)), No. 6, Baohua Road, Hengqin New District, Zhuhai (hereinafter referred to as the “WFOE”).

The Trustor, the Target Company, and the WFOE are respectively referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS:

1.                  The Trustor legally holds the corresponding equity of the Target Company, as follows: Jishuang Zhao, Siguang Peng, Yupeng Guo, Xinyu Meilianzhong Investment Management Center (Limited Partnership), Yun Feng, Shenzhen Daoge No.21 Investment Partnership (Limited Partnership), Zhihan (Shanghai) Investment Center (Limited Partnership), Xinyu Meilianxing Investment Management Center (Limited Partnership), Jun Yao, Xinyu Meilianchou Investment Management Center (Limited Partnership), Tong Zeng, Shenzhen Daoge No.11 Education Investment Partnership (Limited Partnership), Hangzhou Muhua Equity Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Development No. 3 Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Development No.6 Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Development No. 5 Investment Fund Partnership (Limited Partnership) and Yongchao Chen collectively hold a total of 100% equity of the Meten Education.

2.                  The Trustor is the shareholder of the Target Company and enjoys the rights of the shareholders of the Target Company in accordance with PRC regulations and the Target Company’s articles of association.

3.                  The Trustor severally and jointly agree to irrevocably and specifically authorize and entrust the WFOE or its designated person to exercise all shareholders’ rights of the Target Company on its behalf.

Therefore, after friendly negotiation, the Parties reach an agreement on the entrustment of the shareholders’ rights of the Target Company as follows:

1. Definition and Interpretation

Within this Agreement, the following terms shall have the following meanings when used in this Agreement, unless otherwise stated or required:

“Proposed Listed Company” means Meten International Education Group, a limited liability company incorporated under the laws of the Cayman Islands on July 10, 2018.

“Meten Education” means Shenzhen Meten International Education Co., Ltd., a company incorporated under the laws of PRC on April 3, 2006.

“Meten Education Shareholders” means Jishuang Zhao, Siguang Peng, Yupeng Guo, Xinyu Meilianzhong Investment Management Center (Limited Partnership), Yun Feng, Shenzhen Daoge No. 21 Investment Partnership (Limited Partnership), Zhihan (Shanghai) Investment Center ( Limited Partnership), Xinyu Meilianxing Investment Management Center (Limited Partnership), Jun Yao, Xinyu Meilianchou Investment Management Center (Limited Partnership), Tong Zeng, Shenzhen Daoge No.11 Education Investment Partnership (Limited Partnership), Hangzhou Muhua Equity Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Development No.3 Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Development No.6 Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Development No.5 Investment Fund Partnership (Limited Partnership) and Yongchao Chen.

“Domestic Affiliates” means the Meten Education and its controlled limited liability companies and private non-enterprise legal entities as set out in Annex I of the Business Cooperation Agreement.

“Cooperation Agreements” means the Business Cooperation Agreement, the Exclusive Technical Service and Management Consulting Agreement, the Exclusive Call Option Agreement, the Equity Pledge Agreement, the Shareholder Rights Entrustment Agreement and Shareholders’ Powers of Attorney signed by certain Parties of this Agreement, including the amendments to the above agreements, and other agreements, contracts or instruments signed or issued from time to time by one or more Parties to ensure the fulfillment of the above agreements and signed or recognized by WFOE in writing.

“License” means all permissions, licenses, registrations, approvals and authorizations required for the operation of the Domestic Affiliates.

“Business” means all services and business provided or operated by the Domestic Affiliates from time to time in accordance with the Licenses they are issued, including but not limited to offline English training and tourism business.

“Assets” means all tangible and intangible assets directly or indirectly owned by the Domestic Affiliates, including but not limited to all fixed assets, current assets, capital interests of foreign investment, intellectual property rights, and all available benefits under all contracts and other benefits that should be obtained by the Domestic Affiliates.

“Trustee” means the WFOE that has been entrusted by the Trustor under Article 2 of this Agreement or a person designated by the WFOE under Article 3 of this Agreement.

“China” means the People’s Republic of China (for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan).

2. Authorization and Entrustment

1.                  The Trustor irrevocably and specially authorizes and entrusts the WFOE to exercise the following rights of the Trustor as the Target Company’s shareholders, as permitted under PRC law, including but not limited to (hereinafter referred to as the “Entrustment Rights”):

(a)         acting as the agent of the Trustor to attend the shareholders’ meeting of the Target Company;

(b)         exercise the voting rights on behalf of the Trustor for all matters requiring discussion and resolution of the shareholder (or shareholders’ meeting) (including but not limited to designate and elect the directors, general managers, deputy general managers, financial controllers and other senior management personnel of the Target Company, decide to liquidate and dismantle the Target Company, designate and delegate the liquidation group members and/or its agents of the Target Company, and approve the liquidation plan and liquidation report;

(c)          propose to convene a temporary meeting of shareholders;

(d)         sign the shareholder (meeting) minutes, shareholder (meeting) resolutions or other legal documents that the Trustor has the right to sign as the shareholder of the Target Company;

(e)          indicate the directors, legal representatives, etc. to act in accordance with the Trustee’s intention;

(f)           exercising other shareholder rights and shareholder voting rights under the Target Company’s articles of association (including any other shareholders’ voting rights as stipulated in the amended articles of association);

(g)          handle the legal procedures including registration, approval, licensing and other procedures of the Target Company at the business administration department or other competent government departments;

(h)         decide to transfer or otherwise dispose of the equity of the Target Company held by the Trustor; and

(i)             any other shareholder rights as pursuant to the applicable PRC laws, regulations and the Target Company’s articles of association (and its amendments from time to time).

2.                  Without limiting the generality of the powers granted under this Agreement, the WFOE shall have the powers and authority under this Agreement to sign the transfer agreement agreed and defined in the Exclusive Purchase Rights Agreement on behalf of the Target Company’s shareholders (subject to when Target Company’s shareholders are required to be as a party to the agreement), and fulfill the terms of the Equity Pledge Agreement and the Exclusive Purchase Agreement signed by the Target Company’s shareholders as a party on the same day as this agreement.

3.                  The Trustee’s exercise of the rights in the foregoing paragraphs 1 and 2 does not require prior advice or consent from the Trustor.

4.                  The Trustor agrees issue to the WFOE separately a power of attorney in the form of Annex I to this Agreement that at the time of signing this Agreement,  which is an integral part of this Agreement.  The Trustor will provide sufficient assistance in the exercise of the entrustment rights of the Trustee, including but not limited to the timely signing of the shareholders’ resolutions or other relevant legal documents of the Target Company as requested by the Trustee when necessary (e.g., to meet the documents requirements of the government department to approve, register, and file) and implement all actions reasonably necessary.

5.                  For the purpose of exercising the entrustment rights under this Agreement, the WFOE and/or WFOE’s designee has the right to access relevant information of the Target Company’s including but not limited to operations, business, customers, finances and employees, and to consult the relevant information of the Target Company. The Target Company shall provide fully cooperation.

6.                  The WFOE guarantees that the Trustee will perform its fiduciary duties in accordance with the laws and the articles of association of the Target Company within the scope of authorization as stipulated in this Agreement, and ensure that the proceedings, voting methods and contents of the relevant shareholders’ meeting do not violate laws, administrative regulations or the Target Company’s articles of association; the Trustor will recognize and bear the corresponding responsibility for any legal consequences arising from the exercise of the abovementioned entrustment rights by the Trustee.

7.                  In any event, WFOE shall not be required to assume any responsibility or make any economic or other kind of compensation for the Target Company, the Target Company’s shareholders or any third parties in relation to  the exercise of the entrustment rights under this Agreement by it and/or its designated trustee, except for losses caused by the WFOE’s intentional or gross negligence.

8.                  The Trustor agrees to indemnify and undue any damage suffered or owed by the WFOE from its and/or its designated trustee’s exercise of the entrustment right, including but not limited to any third party’s suit, recovery, arbitration, claims or any loss caused by the administrative investigation or punishment.  However, if the loss is caused by the Trustee’s intentional or gross negligence, the loss will not be compensated.

3. Entrustment Transfer and Rights Succession

1.                  The Trustor irrevocably agrees that the WFOE shall have the right to appoint and delegate the rights of the WFOE to the WFOE’s directors in accordance with Article 2 of this Agreement without prior notice to the Trustor or with the consent of the Trustor. The director authorized by the WFOE shall be deemed as the Trustee under this Agreement and shall have all the rights set forth in Article 2 of this Agreement. WFOE reserves the right to replace the foregoing designated person at any time with prior notice to the Trustor.

2.                  The Trustor irrevocably agrees that the successor or liquidator succeeding the rights of any relevant civil rights due to the division, merger, liquidation or any other reason of the WFOE shall have the right to replace the WFOE to exercise all rights under this Agreement.

4. Continued Effectiveness of Authorization and Entrustment

1.                  The Trustor irrevocably agrees that the authorizations and entrustments contained in this Agreement, including but not limited to section 2 and 3 of this Agreement, shall not be invalidated, revoked, impaired or undergone other similar adverse changes due to the increase, decrease, merger and other similar events of the Trustor’s equity interest in the Target Company.

2.                  The Trustor irrevocably agrees that the authorizations and entrustments contained in this Agreement, including but not limited to section 2 and 3 of this Agreement, shall not be invalidated, revoked, impaired or undergone other similar adverse changes due to the Trustor’s incapacity, limited capacity, death, divorce or other similar events.

3.                  The Trustor irrevocably agrees that this Agreement is an integral part of the Trustor’s equity interest in the Target Company, and any legal and/or contractual successor, assignee, agent or other similar person of the Trustor obtains and/or the exercise of the equity interests/rights of the Target Company, will be deemed as agree to and assume the rights and obligations under this Agreement.

5. Representations and Warranties of the Parties

1.                  The Trustor is a PRC civil entity with full and independent legal capacity to enter into this Agreement and enjoy rights, perform obligations and responsibilities under this Agreement.

2.                  At the time of the entry into force of this Agreement, the Trustor is the legal owner of the equities of the Target Company held by it, and there is no existing dispute concerning the ownership of the equities. The Trustee may fully exercise the entrustment rights under this Agreement.

3.                  Except for the burden of rights and the rights restrictions set on the equity as a result of the Cooperation Agreements disclosed to the WFOE, the Trustor’s equity does not have any other encumbrances or rights restrictions.

4.                  This agreement shall be duly signed by the Trustor and constitutes a legal, valid and binding obligation to the Trustor.

5.                  The signing and performance of this Agreement by the Trustor will not violate any PRC laws and regulations, court judgment or arbitral award, any administrative agency’s decision, approval, permission or any other agreement that it is a party and has binding effect on the assets held by it.

6.                  There is no litigation, arbitration or other judicial or administrative procedures that have occurred and have not yet been settled, which will affect the Trustor’s ability to perform its obligations under this Agreement, and no one threats to take the forgoing actions as far as known to the Trustor.

7.                  The Target Company is an independent legal person legally established and validly existing, and has the ability to bear civil liability externally.

8.                  The Target Company has the right to sign and perform this Agreement, and it has obtained all necessary and appropriate approvals and authorizations for the signing and performance of this Agreement.

9.                  This Agreement constitutes the legally valid and enforceable obligation to the Target Company from the effective date of this Agreement.

10.           The signing and performance of this Agreement by the Target Company does not violate any Chinese laws and regulations, court judgment or arbitral award, any administrative agency’s decision, approval, permission or any other agreement that it is a party and has binding effect on the assets held by it, and will not result in any suspension, revocation, confiscation or failure to renew after expiration of the applicable approval and license of the government departments..

11.           There is no litigation, arbitration or other judicial or administrative procedures that have occurred and have not yet been settled, which will affect the Target Company’s ability to perform its obligations under this Agreement, and no one threats to take the forgoing actions as far as known to the Trustor.

12.           WFOE is an independent legal entity legally established and validly existing, and has the ability to bear civil liability externally.

13.           WFOE has the right to sign and perform this Agreement, and it has obtained all necessary and appropriate approvals and authorizations for the signing and performance of this Agreement.

14.           This Agreement constitutes the legally valid and enforceable obligation to the WFOE from the effective date of this Agreement .

15.           The signing and performance of this Agreement by the WFOE does not violate any Chinese laws and regulations, court judgment or arbitral award, any administrative agency’s decision, approval, permission or any other agreement that it is a party and has binding effect on the assets held by it, and will not result in any suspension, revocation, confiscation or failure to renew after expiration of the applicable approval and license of the government departments.

16.           There is no litigation, arbitration or other judicial or administrative procedures that have occurred and have not yet been settled, which will affect the WFOE’s ability to perform its obligations under this Agreement, and no one threats to take the forgoing actions as far as known to the Trustor.

6. Amendment

1.                  Through negotiations among the Parties and approved by the shareholder (or shareholders’ meeting) of WFOE, the Parties may modify or supplement this Agreement and take all necessary steps and actions, and bear the corresponding expenses, so that any modification or supplement can be legally valid; and/or

2.                  If [New York Stock Exchange] (hereinafter referred to as “[NYSE]”) or other regulatory authorities make any amendments to this Agreement, or any relevant rules, regulations or related requirements of [NYSE] produce any changes related to this Agreement, the Parties shall revise this Agreement accordingly.

7. Term

1.                  This Agreement shall become effective upon the signing of this Agreement by the Parties.

2.                  This agreement is valid for the entire period of the Target Company’s operating period and for the period of renewal according to PRC law, and shall be automatically terminated once WFOE has purchased all equities of Domestic Affiliates directly or indirectly held by Meten Education Shareholders in accordance with the Exclusive Purchase Agreement entered into among the Meten Education Shareholders, the Domestic Affiliates and the WFOE on the same date of this Agreement.

3.                  WFOE may terminate this Agreement unilaterally after thirty (30) days notice. Unless otherwise stipulated by law, in any case, neither the Trustor nor the Target Company shall have the right to terminate or dissolve this Agreement unilaterally.

8. Liability for Breach of Contract

1.                  Any party who violates the provision under this Agreement which may result in the unenforceable of all or part of this Agreement, the defaulting Party shall be liable for the breach and compensate the other Party for the losses (including the legal fees and attorneys’ fees arising thereof).

9. Confidentiality

1.                  The Parties acknowledge and determine that any oral or written information exchanged with respect to this Agreement is confidential.  All parties shall keep all such information confidential and shall not disclose any relevant information to any third party without the prior written consent of other parties, except in the following cases:

a)                 The public is aware of or will be aware of such information (not disclosed to the public by the recipients without permission);

b)                 Information required to be disclosed in accordance with the applicable laws and regulations, the rules and regulations of stock exchange, or the requirements of the regulatory authority; or

c)                  The information required to be disclosed by any party to its legal or financial adviser for the transactions described in this Agreement, and the legal or financial adviser is also subject to confidentiality obligations similar to these terms.

2.                  The leak of confidential information by the staff or the institution it employs shall be deemed to be the leak of confidential information of such Party, and such Party shall be liable for breach in accordance with this Agreement.

3.                  The Parties agree that Article 9 of this Agreement will continue to be effective irrespective of whether this Agreement is invalid, altered, dissolved, terminated or not operational.

10. Force Majeure

1.                  If the liability of the Parties under this Agreement shall not be fulfilled due to the event of force majeure, and the liabilities under this Agreement will be waived within the scope of force majeure.  For the purposes of this Agreement, force majeure events include only natural disasters, storms, tornadoes and other weather conditions, strikes, closures/shutdowns or other industry issues, wars, riots, conspiracy, enemy acts, terrorist acts or violent acts of criminal organizations, blockades, serious illnesses or plagues, earthquakes or other crustal movements, floods and other natural disasters, bomb explosions or other explosions, fires, accidents, or government actions that result in failure to comply with this Agreement.

2.                  In the event of a force majeure event, the Party affected by the force majeure event shall endeavor to reduce and remove the effects of the force majeure event and assume the responsibility of performing the delayed and blocked obligations under the Agreement.  After the event of force majeure is lifted, the Parties agree to continue to perform this Agreement as far as possible.

3.                  In the event of a force majeure event that may result in delays, prevention or threats to delay or prevent the performance of this Agreement, the Parties shall notify the other Parties in writing and provide all relevant information.

11. Changed Circumstances

1.                  As supplement and without contravention of other terms of Cooperation Agreements, if at any time, due to the enactment or revision of any PRC laws, regulations or rules, or due to the amendment of the interpretation or application of such laws, regulations or rules, or due to changes in the registration process, that WFOE believes that the maintenance of this Agreement in force and/or the acceptance of the right to purchase equity of Domestic Affiliates granted by Meten Education Shareholder in the manner stipulated in this Agreement become illegal or violate such laws, rules and regulations, Meten Education Shareholders and Domestic Affiliates shall immediately, in accordance with WFOE’s written instructions and the reasonable requirements of WFOE, take the action and/or sign any agreement or other document, in order to:

a)                 keep this Agreement valid; and/or

b)                 fulfill the intent and purpose of this Agreement by the way prescribed in this Agreement or by other means.

12. Miscellaneous

1.                  For the avoidance of doubt, any representation, warranty and covenant made by each Trustor under this Agreement shall be deemed to be made separately, and the Trustor shall not bear joint liability for the foregoing representations, warranties, covenants or any obligations under this Agreement.

2.                  The conclusion, validity, interpretation, performance, modification and termination of this Agreement and the resolution of disputes shall be in accordance with PRC laws.

3.                  Any dispute or claim arising out of or in connection with this Agreement or the performance, interpretation, breach, termination or validity of this Agreement shall be settled through friendly negotiation.  The negotiation shall begin after the written negotiation request for a specific statement of the dispute or claim has been sent to the other Party. If the dispute cannot be resolved within thirty (30) days of the delivery of the above notice, either party shall have the right to submit the dispute to arbitration for settlement.  The parties agree to submit the dispute to the Shenzhen International Court of Arbitration in Shenzhen for an arbitral award in accordance with the arbitration rules in force at that time. The arbitral award is final and is legally binding on all parties

4.                  Any rights, powers and remedies given to the Parties under any provision of this Agreement shall not exclude any other rights, powers or remedies that the Party may have in accordance with the law and other terms of this Agreement. The exercise of one party of its rights, powers and remedies shall not exclude the exercise of other rights, powers and remedies available to such Party.

5.                  The failure to exercise or delay the exercise of any of its rights, powers and remedies (hereinafter refer to as the “Such Rights”) under this Agreement or the law a Party shall not result in the waiver of Such Rights. The waiver of any single or part of Such Rights of such Party shall not exclude the Party from exercise of Such Rights in other ways and the exercise of other rights of such party.

6.                  Each of the terms of this Agreement may be divided and independent of each other term. If at any time any one or more of the terms of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement shall not affected.

7.                  This Agreement is binding on the legal successors and assignees of the Parties.

8.                  This agreement is drafted in Chinese language in nineteen (19) counterparts, each of which shall be held each Party to this Agreement and has the same legal effect.

(Signature Page Follows)

(Signature page of the Shareholder Rights Entrustment Agreement)

Zhuhai Meizhilian Education Technology Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/ Yupeng Guo

(Signature page of the Shareholder Rights Entrustment Agreement)

Shenzhen Meten International Education Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/ Jishuang Zhao

(Signature page of the Shareholder Rights Entrustment Agreement)

Jishuang Zhao

ID card number: []

/s/ Jishuang Zhao

(Signature page of the Shareholder Rights Entrustment Agreement)

Siguang Peng

ID card number: []

/s/ Siguang Peng

(Signature page of the Shareholder Rights Entrustment Agreement)

Yupeng Guo

ID card number: []

/s/ Yupeng Guo

(Signature page of the Shareholder Rights Entrustment Agreement)

Yun Feng

ID card number: []

/s/ Yun Feng

(Signature page of the Shareholder Rights Entrustment Agreement)

Jun Yao

ID card number: []

/s/ Jun Yao

(Signature page of the Shareholder Rights Entrustment Agreement)

Tong Zeng

ID card number: []

/s/ Tong Zeng

(Signature page of the Shareholder Rights Entrustment Agreement)

Yongchao Chen

ID card number: []

/s/ Yongchao Chen

(Signature page of the Shareholder Rights Entrustment Agreement)

Xinyu Meilianzhong Investment Management Center (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Siqi Huang

Xinyu Meilianxing Investment Management Center (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Siqi Huang

Xinyu Meilianchou Investment Management Center (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Siqi Huang

(Signature page of the Shareholder Rights Entrustment Agreement)

Shenzhen Daoge No. 21 Investment Partnership (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Chenyang Xu

Shenzhen Daoge No. 11 Education Investment Partnership (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Chenyang Xu

Shenzhen Daoge Development No. 3 Investment Fund Partnership (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Chenyang Xu

Shenzhen Daoge Development No. 6 Investment Fund Partnership (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Chenyang Xu

Shenzhen Daoge Development No. 5 Investment Fund Partnership (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Chenyang Xu

(Signature page of the Shareholder Rights Entrustment Agreement)

Zhihan (Shanghai) Investment Center (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Junbao Shan

(Signature page of the Shareholder Rights Entrustment Agreement)

Hangzhou Muhua Equity Investment Fund Partnership (Limited Partnership) (seal)

Signature of the executing partner/authorized representative:

/s/ Shu Zhang

Annex I: Shareholder Rights Authorization Form

Shareholders’ Power of Attorney

This power of attorney is signed by [] (hereinafter referred to as the “Trustor”) on November 23, 2018 and issued to Zhuhai Meizhilian Education Technology Co., Ltd. (hereinafter referred to as the “Trustee”).  I hereby grant the Trustee a special agency right, specially entrusting and authorizing the Trustee to act as my agent, in the name of me, exercising or entrusting my rights as shareholders of Shenzhen Meten International Education Co., Ltd. (hereinafter referred to as the “Target Company”), including but not limited to:

(1)                                 As an agent of me, to propose to convene and attend a meeting of shareholders (meetings) according to the Target Company’s articles of association;

(2)                                 Acting as the agent of me, to exercise the voting rights on behalf for all matters requiring discussion and resolution of the shareholder (or shareholders’ meeting), including but not limited to designate and elect the directors, general managers, deputy general managers, financial controllers and other senior management personnel of the Target Company, decide to liquidate and dismantle the Target Company, designate and delegate the liquidation group members and/or its agents of the Target Company, and approve the liquidation plan and liquidation report, etc.;

(3)                                 Sign the shareholder (meeting) minutes, shareholder (meeting) resolutions or other legal documents that the I have the right to sign as the shareholder of the Target Company;

(4)                                 Propose to convene a temporary meeting of shareholders;

(5)                                 Indicate the directors, legal representatives, etc. to act in accordance with the Trustee’s intention;

(6)                                 Acting as my agent to exercise the voting rights of other shareholders rights under the Target Company’s articles of association (including any other shareholders’ voting rights stipulated in the amended articles of association);

(7)                                 Handel company registration, approval, licensing and other legal procedures of the Target Company in the business administration department or other competent government departments;

(8)                                 Decide to transfer or otherwise dispose of the equity of the Target Company held by the Trustor; and

(9)                                 Any other shareholder rights as required by other applicable PRC laws, regulations and the Target Company’s articles of association (and its amendments from time to time).

The Trustee has the right to designate and delegate the rights granted to the Trustee to the Trustee’s Director or person designated by it.

The successor or liquidator who succeeds or assigns the rights of the Trustee due to the division, merger, liquidation, or any reason of the Trustee, has the right to replace the Trustee in exercising all of the above rights.

I irrevocably agree that the authorizations and entrustments recorded in this Power of Attorney shall not be invalidated, revoked, impaired or otherwise adversely affected by such similar events due to the increase, decrease, merger, etc. of the equity interest of the Target Company.  The authorizations and entrustments recorded in this Power of Attorney shall not be invalid, revoked, impaired, or otherwise adversely affected due to my loss of capacity, ability to act, death, divorce, or other similar events.

This Power of Attorney is part of the Company Shareholder Rights Entrustment Agreement.  Matters not covered in this Power of Attorney, including but not limited to applicable law, dispute resolution, expiration date, definitions and definitions, shall be governed by the relevant provisions of the Shareholder Rights Entrustment Agreement.

Authorized hereby.

(Signature page of the Shareholders’ Power of Attorney)

Trustor (signature/seal):

November 23, 2018

Annex 2: Trustor and Target Company information

No.	Trustor	Shareholding ratio	Target Company
1.	Jishuang Zhao	27.3250%	Meten Education
2.	Siguang Peng	13.8080%
3.	Yupeng Guo	13.0829%
4.	Xinyu Meilianzhong Investment Management Center (Limited Partnership)	10.3918%
5.	Yun Feng	4.9146%
6.	Zhihan (Shanghai) Investment Center (Limited Partnership)	4.0000%
7.	Xinyu Meilianxing Investment Management Center (Limited Partnership)	3.9957%
8.	Jun Yao	3.6719%
9.	Shenzhen Daoge No.21 Investment Partnership (Limited Partnership)	3.6358%
10.	Xinyu Meilianchou Investment Management Center (Limited Partnership)	3.5431%
11.	Tong Zeng	3.1719%
12.	Shenzhen Daoge No,11 Education Investment Partnership (Limited Partnership)	3.0000%
13.	Shenzhen Daoge Development No. 3 Investment Fund Partnership (Limited Partnership)	1.5781%
14.	Shenzhen Daoge Development No. 6 Investment Fund Partnership (Limited Partnership)	1.5090%
15.	Hangzhou Muhua Equity Investment Fund Partnership (Limited Partnership)	1.0000%
16.	Shenzhen Daoge Development No. 5 Investment Fund Partnership (Limited Partnership)	0.8722%
17.	Yongchao Chen	0.5000%